SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 12, 2024

SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive

Bohemia, New York 11716

(Address of principal executive offices)

(631) 567-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.05 per share	SCND	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On April 12, 2024, the Board of Directors (the “Board”) of Scientific Industries Inc. (the “Company”) appointed Michael Blechman (i) as a Class B Director of the Company, (ii) a member of the Board’s audit committee, (iii) a member of the Board’s compensation committee, and (iv) the Chair and member of the Company’s Nominating Committee.

Mr. Blechman, age 65, through his affiliate Intracoastal Strategies Group LLC, has been a consultant and advisor for various businesses since February 2023.  From January 2017 to January 2023 Mr. Blechman was CEO of ACC, Inc., a systems integration and technology product company. He was President from 1996 to 2016, and held various other management roles from 1988 to 1995 at ACC, Inc.

As of the date of the appointment, the Company is not aware of any arrangement or understanding between Mr. Blechman and any other persons pursuant to which Mr. Blechman was appointed as a director. As of the date of the appointment, the Company is not aware of any family relationships between Mr. Blechman and any executive officer or director of the Company, or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) not applicable

(c) Exhibits None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: April 15, 2024	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer

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